PRESS RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
Heather Kos
+1 844-632-1060
IR@univarsolutions.com

Media Relations
Dwayne Roark
+1 331-777-6031
mediarelations@univarsolutions.com
Univar Solutions Reports Strong 2022 Second Quarter Financial Results and Raises Full-Year 2022 Guidance
DOWNERS GROVE, Ill. – August 1, 2022 – Univar Solutions Inc. (NYSE: UNVR) ("Univar Solutions" or "the Company"), a leading global solutions provider to users of specialty ingredients and chemicals, today announced the Company financial results for the second quarter ended June 30, 2022.
Second Quarter 2022 Highlights
•Strong net income of $162.9 million was 6.3 percent higher than the $153.2 million reported in the prior-year second quarter. Adjusted net income(1) of $169.3 million compared to $97.4 million in the prior-year second quarter.
•Earnings per diluted share improved to $0.96 compared to $0.90 per diluted share in the prior-year second quarter. Adjusted earnings per diluted share(1) increased to $1.00 from $0.57 in the prior-year second quarter.
•Strong Adjusted EBITDA(1) was $291.6 million compared to $197.5 million in the prior-year second quarter. Adjusted EBITDA margin(1) of 9.7 percent improved from 8.2 percent in the prior-year second quarter.
•Net cash provided by operating activities decreased to $48.2 million from $83.7 million in the prior- year second quarter.
•Leverage ratio(1) was 2.2x at June 30, 2022, compared to 2.4x at March 31, 2022.
•Share repurchases returned $81 million of capital to shareholders during the second quarter.
•Full-year Adjusted EBITDA(1) guidance increased to the range of $1,040 million to $1,080 million.

"The outstanding results we have delivered for eight straight quarters demonstrate the sound execution of our strategy of putting the customer at the centre of all we do, supported by continued excellent operational execution by our dedicated and talented team,” said David Jukes, president, and chief executive officer. “Creating value for both customers and suppliers, we are building robust competitive moats, seeing improvement in our NPS scores and market share gains. Looking forward, we remain focused on the execution of our strategy and delivering market share growth both organically and inorganically. We are confident in our ability to capitalize on evolving global trends as we leverage our asset base, extensive private transportation fleet, digital capabilities, and long-standing commitment to our ESG goals.”
(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

Company Performance
Univar Solutions operating performance results are described below and, unless otherwise indicated, are a comparison of second quarter 2022 results with second quarter 2021 results.

	(Unaudited)
	Three months ended June 30,				% change excl.
(in millions)	2022	2021	$ change	% change	currency(1)
Segment External Sales(2)
USA	$1,970.2	$1,500.2	$470.0	31.3%	31.3%
EMEA	547.2	504.0	43.2	8.6%	26.9%
Canada	298.2	238.6	59.6	25.0%	29.8%
LATAM	201.0	151.3	49.7	32.8%	30.1%
Total Consolidated Net Sales	$3,016.6	$2,394.1	$622.5	26.0%	30.2%

Gross Profit (exclusive of depreciation)(3)(4)
USA	$495.2	$381.9	$113.3	29.7%	29.7%
EMEA	130.5	128.1	2.4	1.9%	18.5%
Canada	69.5	58.9	10.6	18.0%	22.9%
LATAM	40.8	33.6	7.2	21.4%	17.9%
Total Consolidated Gross Profit (exclusive of depreciation)(3)	$736.0	$602.5	$133.5	22.2%	26.0%

Total Consolidated Net Income	$162.9	$153.2	$9.7	6.3%	10.6%

Adjusted EBITDA(3)
USA	$198.6	$125.6	$73.0	58.1%	58.1%
EMEA	50.4	47.8	2.6	5.4%	24.7%
Canada	32.0	25.0	7.0	28.0%	33.6%
LATAM	16.2	13.3	2.9	21.8%	18.0%
Other(5)	(5.6)	(14.2)	8.6	60.6%	60.6%
Total Consolidated Adjusted EBITDA(3)	$291.6	$197.5	$94.1	47.6%	52.7%

(1)Represents percentage change for the comparative periods using a constant currency. See “Use of Non-GAAP Financial Measures” for further discussion.
(2)Segment external sales represent sales to third party customers. Inter-segment sales are excluded from segment external sales.
(3)Non-GAAP financial measures. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures.
(4)Gross profit (exclusive of depreciation) is defined as segment net sales inclusive of inter-segment sales less cost of goods sold (exclusive of depreciation).
(5)Other represents unallocated corporate costs that do not directly benefit segments.

Consolidated Results
Univar Solutions reported net sales of $3.0 billion, an increase of 26.0 percent on a reported basis and 30.2 percent on a constant currency basis(1) compared to the prior-year second quarter. Higher sales were attributable to our pricing discipline in inflationary markets and market share gains.
Gross profit (exclusive of depreciation) of $736.0 million increased 22.2 percent on a reported basis and 26.0 percent on a constant currency basis(1). Higher gross profit was driven primarily by our pricing discipline in inflationary markets, operational execution, and market share gains, and partially offset by higher input cost inflation. Gross margin decreased 80 basis points to 24.4 percent compared to the prior-year second quarter, primarily due to higher input cost inflation, partially offset by our pricing discipline in inflationary markets.
Net income was $162.9 million, or $0.96 per diluted share, compared to net income of $153.2 million, or $0.90 per diluted share, in the prior-year second quarter. The increase was primarily due to higher gross profit (exclusive of depreciation), partially offset by higher taxes. The 2021 second quarter also reflected a gain from the Distrupol divestiture.
Adjusted earnings per diluted share(1) of $1.00 in the quarter increased from $0.57 in the prior-year second quarter primarily due to higher net income.
Adjusted EBITDA(1) of $291.6 million increased $94.1 million, or 47.6 percent, compared to the prior-year second quarter, or an increase of 52.7 percent on a constant currency basis(1). The increase was primarily driven by higher gross profit, partially offset by higher outbound freight and handling, as well as higher Warehousing, Selling and Administrative (WS&A) costs.
Net cash provided by operating activities decreased to $48.2 million from $83.7 million in the second quarter last year, primarily driven by higher net working capital use due to chemical price inflation.
Liquidity was $1,011.8 million as of June 30, 2022, inclusive of $234.8 million of cash on hand and availability under committed, asset-based credit facilities.

(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

Segment Results
USA:
•USA external sales increased 31.3 percent during the quarter, primarily due to our pricing discipline in inflationary markets and market share gains.
•Gross profit (exclusive of depreciation) increased by 29.7 percent, primarily driven by our pricing discipline in inflationary markets, operational execution, and market share gains, partially offset by input cost inflation. Gross margin decreased 40 basis points to 25.1 percent, primarily driven by input cost inflation, partially offset by our pricing discipline in inflationary markets.
•Adjusted EBITDA(1) increased 58.1 percent to $198.6 million, primarily driven by higher gross profit, partially offset by higher outbound freight and handling as well as WS&A. The increase in WS&A was primarily due to higher operating costs and variable compensation, partially offset by net synergies. Adjusted EBITDA margin(1) increased by 170 basis points to 10.1 percent, reflecting the business operating leverage.

EMEA:
•EMEA external sales increased 8.6 percent, or 26.9 percent on a constant currency basis(1). The increase was primarily due to our pricing discipline in inflationary markets and market share gains.
•Gross profit (exclusive of depreciation) increased 1.9 percent, or 18.5 percent on a constant currency basis(1), primarily driven by our pricing discipline in inflationary markets, operational execution, and market share gains. Gross margin decreased 160 basis points to 23.8 percent, driven by input cost inflation, partially offset by our pricing discipline in inflationary markets.
•Adjusted EBITDA(1) increased 5.4 percent to $50.4 million on a reported basis, or 24.7 percent on a constant currency basis(1), compared to the prior-year second quarter. This increase was primarily driven by higher gross profit. Adjusted EBITDA margin(1) decreased 30 basis points to 9.2 percent, primarily due to lower gross margin, partially offset by the business operating leverage.

(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

CANADA:
•Canada external sales increased by 25.0 percent, or 29.8 percent on a constant currency basis(1), primarily due to our pricing discipline in inflationary markets and market share gains.
•Gross profit (exclusive of depreciation) increased by 18.0 percent, or 22.9 percent on a constant currency basis(1). The increase was primarily driven by our pricing discipline in inflationary markets, operational execution, and market share gains, partially offset by input cost inflation. Gross margin decreased 140 basis points to 23.3 percent, primarily driven by input cost inflation, partially offset by our pricing discipline in inflationary markets.
•Adjusted EBITDA(1) increased 28.0 percent to $32.0 million, or 33.6 percent on a constant currency basis(1) compared to the prior year. The increase in Adjusted EBITDA(1) was primarily due to higher gross profit, partially offset by higher WS&A, which was impacted by higher operating costs and variable compensation. Adjusted EBITDA margin(1) increased by 20 basis points to 10.7 percent, reflecting the business operating leverage.

LATAM:
•LATAM external sales increased by 32.8 percent, or 30.1 percent on a constant currency basis(1), largely due to our pricing discipline in inflationary markets and the Sweetmix acquisition.
•Gross profit (exclusive of depreciation) increased by 21.4 percent, or 17.9 percent on a constant currency basis(1), primarily due to our pricing discipline in inflationary markets and the Sweetmix acquisition, partially offset by input cost inflation. Gross margin decreased 190 basis points to 20.3 percent, primarily driven by input cost inflation, partially offset by our pricing discipline in inflationary markets.
•Adjusted EBITDA(1) increased 21.8 percent to $16.2 million on a reported basis, or 18.0 percent on a constant currency basis(1). Adjusted EBITDA(1) increased primarily due to higher gross profit, partially offset by higher WS&A given increased corporate cost allocation as a result of the SAP implementation and higher operating costs. Adjusted EBITDA margin(1) decreased 70 basis points to 8.1 percent, primarily due to lower gross margin, partially offset by the business operating leverage.

(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

Outlook

The Company expects Adjusted EBITDA(1) to be between $240 million and $260 million for the third quarter of 2022 as compared to $210.9 million for the third quarter of 2021. For full-year 2022, Adjusted EBITDA(1) is expected to increase to a range of $1,040 million to $1,080 million, as compared to $797.7 million for full-year 2021. Our forecast reflects anticipated continued strong operational execution, market share growth and cost management. Net Free Cash Flow(1) for full-year 2022 is expected to be in a range of $400 million to $450 million.
The Company reaffirms its commitment to its objectives and expects to deliver:

•Ingredients & Specialties (I&S) organic delivered gross profit(1) growth of greater than 200 basis points above economic consensus
•Chemicals & Services (C&S) organic delivered gross profit(1) growth above economic consensus
•Productivity improvements through Value Capture to maintain WS&A to Gross Profit(1) ratio of less than 50 percent
•Adjusted EBITDA(1) margins of greater than 9 percent
•50 percent Net Free Cash Flow(1) conversion
•Deliver greater than 15 percent Return on Invested Capital (ROIC)(1)
•Maintain leverage between 2.0x and 2.5x
•Accretive strategic M&A
•Average annual capital return to shareholders of 20 percent to 30 percent of Adjusted Net Income(1)

The majority of the Company's debt obligations mature in 2026 and beyond and the Company is in full compliance with the covenants under its credit agreements as of June 30, 2022.

Conference Call and Webcast Details
The Company will host a webcast with investors to discuss second quarter 2022 results at 9:00 a.m. ET on August 2, 2022, which can be accessed on the Investor Relations section of its website at http://investors.univarsolutions.com. After the live webcast, a replay of the webcast will be available on the same website until August 2, 2024.

About Univar Solutions
Univar Solutions (NYSE: UNVR) is a leading global specialty chemical and ingredient distributor representing a premier portfolio from the world's leading producers. With the industry's largest private transportation fleet and technical sales force, unparalleled logistics know-how, deep market and regulatory knowledge, formulation and recipe development, and leading digital tools, the Company is well-positioned to offer tailored solutions and value-added services to a wide range of markets, industries, and applications. While fulfilling its purpose to help keep communities healthy, fed, clean and safe, Univar Solutions is committed to helping customers and suppliers innovate and focus on Growing Together. Learn more at www.univarsolutions.com.

(1)Non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for further discussion and related schedules attached hereto for reconciliations to the most directly comparable GAAP financial measures and related explanations of ratios or percentages, as applicable.

Use of Non-GAAP Measures
In this press release, the Company’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain Non-GAAP financial measures. In particular, the Company presents the Non-GAAP financial measures of gross profit (exclusive of depreciation), gross margin (defined as gross profit (exclusive of depreciation) divided by net sales on a consolidated basis and by external sales on a segment level, as applicable), delivered gross profit (defined as gross profit (exclusive of depreciation) less outbound freight and handling, Adjusted EBITDA, Adjusted EBITDA margin (defined as Adjusted EBITDA divided by net sales on a consolidated basis and by external sales on a segment level, as applicable), Adjusted net income, Adjusted earnings per diluted share, leverage ratio, net free cash flow, ROIC (defined as the last twelve months ("LTM") Adjusted Net Income divided by Net Assets Deployed) and results on a constant currency basis. The Non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these Non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. Additionally, the Company has used, and may continue to use, Adjusted EBITDA and Adjusted earnings per diluted share in setting performance incentive targets to more closely align management compensation with operational performance.
The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a Non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing information on a constant currency basis provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages and other information by converting its financial results in local currency for a period using the average exchange rate for the prior period to which it is comparing.
The Non-GAAP financial measures noted above are not calculated in accordance with GAAP and should not be considered a substitute for any other measure of financial performance presented in accordance with GAAP. Additionally, other companies may calculate Adjusted EBITDA and other such metrics differently than the Company does, limiting their usefulness as comparative measures. For further information related to the Company’s use of non-GAAP financial measures, and reconciliations to the most directly comparable GAAP measures, see the schedules attached hereto.

Forward-Looking Statements
This press release includes certain statements relating to future events and our intentions, beliefs, expectations, and outlook for the future, which are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the impacts of the effects of COVID-19 on the Company, the Company's anticipated future results and financial performance, liquidity position and cash flows, actions regarding expense control and cost reductions, expected net synergies from the Nexeo acquisition, capital expenditures and other statements regarding the Company's Streamline 2022 Program and other initiatives. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company's control. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations and assumptions. A detailed discussion of these factors and uncertainties is contained in the Company's filings with the Securities and Exchange Commission. Potential factors that could affect such forward-looking statements include, among others: general economic conditions, particularly fluctuations in industrial production and consumption and the timing and extent of economic downturns and potential recoveries the sustained geographic spread of the COVID-19 pandemic; the duration and severity of the COVID-19 pandemic; current and new actions that may be taken by governmental authorities to address or otherwise mitigate the impact of the COVID-19 pandemic; the potential negative impacts of COVID-19 on the global economy and our employees, customers, vendors and suppliers; the overall impact of the COVID-19 pandemic on our business, results of operations and financial condition; significant changes in the business strategies of producers or in the operations of our customers; increased competitive pressures, including as a result of competitor consolidation; significant changes in the pricing, demand and availability of chemicals; our indebtedness, the restrictions imposed by and costs associated with our debt instruments, and our ability to obtain additional financing; the broad spectrum of laws and regulations that we are subject to, including extensive environmental, health and safety laws and regulations; potential business disruptions and security breaches, including cybersecurity incidents; an inability to generate sufficient working capital; increases in transportation and fuel costs and changes in our relationship with third party providers; accidents, safety failures, environmental damage, product quality issues; delivery failures or potential hazards and risks related to our operations and the hazardous materials we handle, potential inability to obtain adequate insurance coverage; ongoing litigation; potential product liability claims and recalls and other environmental, legal and regulatory risks; challenges associated with international operations; exposure to interest rate and currency fluctuations; risks associated with integration of legacy business systems; possible impairment of goodwill and intangible assets; an inability to integrate the business and systems of the companies we acquire, including failure to realize the anticipated benefits of such acquisitions; negative developments affecting our pension plans and multi-employer pensions; labor disruptions associated with the unionized portion of our workforce; our ability to attract or retain a qualified and diverse workforce; our ability to execute on our strategies related to environmental, social, and governance matters, and achieve related expectations may be impacted as a result of evolving regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs and the availability of requisite financing and changes in carbon markets; and the other factors described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as well as other filings with the Securities and Exchange Commission. We caution you that the forward-looking information presented in this press release is not a guarantee of future events or results, and that actual events or results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek, "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
###

Univar Solutions Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions, except per share data)	2022	2021	2022	2021
Net sales	$3,016.6	$2,394.1	$5,899.2	$4,549.5
Cost of goods sold (exclusive of depreciation)	2,280.6	1,791.6	4,433.7	3,404.6
Operating expenses:
Outbound freight and handling	$125.7	$97.8	$241.6	$189.2
Warehousing, selling and administrative	318.7	307.2	613.0	576.0
Other operating expenses, net	5.3	29.9	21.0	74.1
Depreciation	32.2	37.3	65.1	81.1
Amortization	12.0	13.2	23.8	26.3
Impairment charges	—	2.1	—	2.1
Total operating expenses	$493.9	$487.5	$964.5	$948.8
Operating income	$242.1	$115.0	$501.0	$196.1
Other (expense) income:
Interest income	$1.0	$0.7	$2.1	$1.1
Interest expense	(24.3)	(26.4)	(46.5)	(53.4)
Gain on sale of business	—	87.6	—	88.2
Other income, net	2.7	3.3	10.4	32.0
Total other (expense) income	$(20.6)	$65.2	$(34.0)	$67.9
Income before income taxes	$221.5	$180.2	$467.0	$264.0
Income tax expense	58.6	27.0	123.3	44.6
Net income	$162.9	$153.2	$343.7	$219.4

Income per common share:
Basic income per common share	$0.97	$0.90	$2.03	$1.29
Diluted income per common share	$0.96	$0.90	$2.02	$1.29

Weighted average common shares outstanding:
Basic	168.4	169.9	169.0	169.6
Diluted	169.7	170.9	170.5	170.4

Univar Solutions Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except per share data)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$234.8	$251.5
Trade accounts receivable, net of allowance for doubtful accounts of $13.5 and $15.8 at June 30, 2022 and December 31, 2021, respectively	1,824.6	1,539.5
Inventories	1,205.7	932.2
Prepaid expenses and other current assets	223.0	169.1
Total current assets	$3,488.1	$2,892.3
Property, plant and equipment, net	$1,018.0	$1,031.0
Goodwill	2,303.3	2,310.4
Intangible assets, net	188.4	211.7
Deferred tax assets	25.3	29.4
Other assets	353.5	303.0
Total assets	$7,376.6	$6,777.8
Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$3.3	$—
Trade accounts payable	1,145.3	1,009.3
Current portion of long-term debt	38.7	41.5
Accrued compensation	132.3	196.4
Other accrued expenses	394.4	420.4
Total current liabilities	$1,714.0	$1,667.6
Long-term debt	$2,484.2	$2,223.5
Pension and other postretirement benefit liabilities	200.1	211.7
Deferred tax liabilities	83.7	56.1
Other long-term liabilities	315.6	326.4
Total liabilities	$4,797.6	$4,485.3
Stockholders’ equity:
Preferred stock, $0.01 par value, 200,000,000 shares authorized, no shares issued or outstanding at June 30, 2022 and December 31, 2021	$—	$—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 172,453,073 and 171,199,938 shares issued at June 30, 2022 and December 31, 2021, respectively	1.7	1.7
Additional paid-in capital	3,078.7	3,048.5
Treasury stock at cost, 5,319,870 and 1,832,385 shares at June 30, 2022 and December 31, 2021, respectively	(154.6)	(50.0)
Accumulated deficit	(1.3)	(345.0)
Accumulated other comprehensive loss	(345.5)	(362.7)
Total stockholders’ equity	$2,579.0	$2,292.5
Total liabilities and stockholders’ equity	$7,376.6	$6,777.8

Univar Solutions Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in millions)	2022	2021	2022	2021
Operating activities:
Net income	$162.9	$153.2	$343.7	$219.4
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	44.2	50.5	88.9	107.4
Impairment charges	—	2.1	—	2.1
Amortization of deferred financing fees and debt discount	1.5	1.6	2.9	3.4
Gain on sale of business	—	(87.6)	—	(88.2)
Gain on sale of property, plant and equipment and other assets	(1.3)	(2.0)	(2.2)	(3.1)
Deferred income taxes	(6.6)	(4.0)	12.5	(2.0)
Stock-based compensation expense	7.8	3.3	21.7	9.2
Fair value adjustment for warrants	—	(8.2)	—	(33.8)
Other	(1.8)	2.9	0.8	1.4
Changes in operating assets and liabilities:
Trade accounts receivable, net	(46.9)	(100.1)	(317.4)	(321.0)
Inventories	(119.5)	(51.8)	(288.4)	(122.6)
Prepaid expenses and other current assets	(21.5)	(8.4)	(37.4)	(42.7)
Trade accounts payable	17.2	69.3	157.5	207.4
Other, net	12.2	62.9	(68.8)	54.5
Net cash provided (used) by operating activities	$48.2	$83.7	$(86.2)	$(8.6)
Investing activities:
Purchases of property, plant and equipment	$(32.3)	$(22.6)	$(64.8)	$(38.9)
Purchases of businesses, net of cash acquired	—	—	(3.8)	—
Proceeds from sale of property, plant, and equipment	1.4	3.2	3.2	8.5
Proceeds from sale of business	—	136.7	—	136.3
Other	—	(1.5)	—	(2.3)
Net cash (used) provided by investing activities	$(30.9)	$115.8	$(65.4)	$103.6
Financing activities:
Proceeds from issuance of long-term debt, net	$—	$995.0	$—	$995.0
Payments on long-term debt and finance lease obligations	(56.0)	(1,273.8)	(68.0)	(1,330.0)
Proceeds under revolving credit facilities	434.2	749.2	925.6	1,352.2
Payments under revolving credit facilities	(315.2)	(642.7)	(609.5)	(1,326.7)
Taxes paid related to net share settlements of stock-based compensation awards	(0.3)	(0.4)	(7.5)	(2.5)
Purchases of treasury stock	(80.6)	—	(104.6)	—
Stock option exercises	7.6	6.3	16.0	7.8
Proceeds from the exercise of warrants	—	27.1	—	27.1
Other	(5.8)	3.3	2.7	7.4
Net cash (used) provided by financing activities	$(16.1)	$(136.0)	$154.7	$(269.7)
Effect of exchange rate changes on cash and cash equivalents	$(11.8)	$2.1	$(19.8)	$(4.9)
Net (decrease) increase in cash and cash equivalents	(10.6)	65.6	(16.7)	(179.6)
Cash and cash equivalents at beginning of period	245.4	141.4	251.5	386.6
Cash and cash equivalents at end of period	$234.8	$207.0	$234.8	$207.0

Univar Solutions Inc.
Reconciliation of GAAP Net Income to Adjusted Net Income and
Diluted Earnings per Share to Adjusted Diluted Earnings per Share
(Unaudited)

	Three months ended June 30,				Six months ended June 30,
	2022		2021		2022		2021
(in millions, except per share data)	Amount	per share (1)(2)	Amount	per share (1)(2)	Amount	per share (1)(2)	Amount	per share (1)(2)
Net income and diluted EPS	$162.9	$0.96	$153.2	$0.90	$343.7	$2.02	$219.4	$1.29
Amortization	12.0	0.07	13.2	0.08	23.8	0.14	26.3	0.16
Exchange loss(3)	4.4	0.02	3.5	0.02	3.9	0.02	5.4	0.03
Derivative (gain) loss(3)	(3.5)	(0.02)	0.4	—	(8.5)	(0.05)	0.8	—
Gain on sale of business	—	—	(87.6)	(0.52)	—	—	(88.2)	(0.52)
Nexeo employee severance and other facility closure costs(4)	—	—	2.0	0.01	—	—	2.9	0.02
Shared service employee severance and other facility closure costs(4)	—	—	(0.1)	—	—	—	—	—
(Gain) loss on extinguishment of debt and debt refinancing costs(3)	(1.5)	(0.01)	8.9	0.05	(1.5)	(0.01)	9.1	0.05
Nexeo acquisition and integration related expenses(4)	—	—	16.7	0.10	—	—	32.8	0.19
Fair value adjustment for warrants(3)	—	—	(8.2)	(0.05)	—	—	(33.8)	(0.20)
Non-operating retirement benefits(3)	(2.9)	(0.01)	(4.0)	(0.02)	(5.5)	(0.03)	(10.7)	(0.06)
Multi-employer pension plan exit liability(3)	—	—	12.8	0.07	—	—	31.2	0.18
Income tax benefit related to reconciling items(5)	(2.7)	(0.02)	(15.0)	(0.08)	(3.2)	(0.02)	(26.3)	(0.15)
Other discrete tax items(6)	0.6	0.01	1.6	0.01	—	—	2.1	0.01
Adjusted net income and diluted EPS	$169.3	$1.00	$97.4	$0.57	$352.7	$2.07	$171.0	$1.00

GAAP diluted common shares outstanding(2)	169.7		171.1		170.5		170.6

(1)Immaterial differences may exist in the calculation of per share amounts due to rounding.
(2)Diluted and adjusted diluted earnings per share is calculated using net income or adjusted net income available to common shareholders divided by diluted weighted average shares outstanding during each period, respectively, which includes unvested restricted shares. Diluted earnings per share considers the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. Adjusted earnings per diluted share is based on the GAAP dilutive share count, except where adjustments to GAAP net loss result in an adjusted net income position.
(3)Reconciling items represent certain items disclosed on Schedule D included in this document, excluding stock-based compensation, restructuring charges, gain on sale of property, plant and equipment, certain employee severance and facility closure costs and other.
(4)For the three and six months ended June 30, 2021, Nexeo employee severance and other facility closure costs represent $1.5 million and $2.5 million of other employee severance costs and $0.5 million and $0.4 million of other facility closure costs related to the Company's 2019 Nexeo acquisition as disclosed on Schedule D included in this document. For the three months ended June 30, 2021, shared service employee severance and other facility closure costs represent ($0.1 million) of other employee severance costs related to the Company's shared service relocation as disclosed on Schedule D included in this document. For the three and six months ended June 30, 2021, Nexeo acquisition and integration related expenses represent $16.7 million and $32.8 million of acquisition and integration related expenses as disclosed on Schedule D included in this document.
(5)Tax on reconciling items is calculated as the difference between the tax provisions on US GAAP pre-tax earnings and Adjusted pre-tax earnings utilizing the appropriate tax rates and laws of each jurisdiction.
(6)Discrete tax items primarily relate to stock compensation expense in the current year and the tax law changes in the prior year.

Schedule B
Univar Solutions Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

(in millions)	Q2'20	Q3'20	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	YTD Q2'21	YTD Q2'22	LTM(2) Q1'21	LTM(2) Q2'21	LTM(2) Q1'22	LTM(2) Q2'22
Net income (loss)	$1.8	$28.9	$(33.7)	$66.2	$153.2	$84.4	$156.8	$180.8	$162.9	$219.4	$343.7	$63.2	$214.6	$575.2	$584.9
Depreciation	40.4	41.6	39.2	43.8	37.3	36.7	33.1	32.9	32.2	81.1	65.1	165.0	161.9	140.0	134.9
Amortization	14.8	14.7	14.7	13.1	13.2	12.4	13.8	11.8	12.0	26.3	23.8	57.3	55.7	51.2	50.0
Interest expense, net	29.9	27.7	26.7	26.6	25.7	22.2	22.7	21.1	23.3	52.3	44.4	110.9	106.7	91.7	89.3
Income tax expense (benefit)	11.6	2.7	(7.9)	17.6	27.0	37.7	42.3	64.7	58.6	44.6	123.3	24.0	39.4	171.7	203.3
EBITDA	$98.5	$115.6	$39.0	$167.3	$256.4	$193.4	$268.7	$311.3	$289.0	$423.7	$600.3	$420.4	$578.3	$1,029.8	$1,062.4
Other operating expenses, net(1)	24.8	20.3	13.9	44.2	29.9	17.7	15.7	15.7	5.3	74.1	21.0	103.2	108.3	79.0	54.4
Other expense (income), net(1)	22.7	(1.3)	58.2	(28.7)	(3.3)	(1.1)	(77.3)	(7.7)	(2.7)	(32.0)	(10.4)	50.9	24.9	(89.4)	(88.8)
Impairment charges	16.9	20.7	2.6	—	2.1	0.9	—	—	—	2.1	—	40.2	25.4	3.0	0.9
(Gain) loss on sale of business	—	9.3	32.7	(0.6)	(87.6)	—	—	—	—	(88.2)	—	41.4	(46.2)	(87.6)	—
Brazil VAT charge	0.3	—	—	—	—	—	—	—	—	—	—	0.3	—	—	—
Adjusted EBITDA	$163.2	$164.6	$146.4	$182.2	$197.5	$210.9	$207.1	$319.3	$291.6	$379.7	$610.9	$656.4	$690.7	$934.8	$1,028.9

(1)Refer to Schedule D for more information for the three and six months ended June 30, 2022 and 2021.
(2)Last Twelve Month (LTM) Adjusted EBITDA is a component used in the calculation of the Company's leverage ratio as of a particular period end.

Schedule C
Univar Solutions Inc.
Segment Adjusted EBITDA and
Gross Profit (exclusive of depreciation)
(Unaudited)

	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
(in millions)	Three months ended June 30, 2022
External customers	$1,970.2	$547.2	$298.2	$201.0	$—	$3,016.6
Inter-segment	43.8	3.0	2.5	0.1	(49.4)	—
Total net sales	$2,014.0	$550.2	$300.7	$201.1	$(49.4)	$3,016.6
Cost of goods sold (exclusive of depreciation)	$1,518.8	$419.7	$231.2	$160.3	$(49.4)	$2,280.6
Outbound freight and handling	94.4	17.8	10.2	3.3	—	125.7
Warehousing, selling and administrative	202.2	62.3	27.3	21.3	5.6	318.7
Adjusted EBITDA	$198.6	$50.4	$32.0	$16.2	$(5.6)	$291.6

	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
(in millions)	Three months ended June 30, 2022
Net sales	$2,014.0	$550.2	$300.7	$201.1	$(49.4)	$3,016.6
Cost of goods sold (exclusive of depreciation)	1,518.8	419.7	231.2	160.3	(49.4)	2,280.6
Gross profit (exclusive of depreciation)	$495.2	$130.5	$69.5	$40.8	$—	$736.0

	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
(in millions)	Three months ended June 30, 2021
External customers	$1,500.2	$504.0	$238.6	$151.3	$—	$2,394.1
Inter-segment	19.5	1.9	1.3	—	(22.7)	—
Total net sales	$1,519.7	$505.9	$239.9	$151.3	$(22.7)	$2,394.1
Cost of goods sold (exclusive of depreciation)	$1,137.8	$377.8	$181.0	$117.7	$(22.7)	$1,791.6
Outbound freight and handling	68.8	16.1	9.9	3.0	—	97.8
Warehousing, selling and administrative	187.5	64.2	24.0	17.3	14.2	307.2
Adjusted EBITDA	$125.6	$47.8	$25.0	$13.3	$(14.2)	$197.5

	USA	EMEA	Canada	LATAM	Other/ Eliminations(1)	Consolidated
(in millions)	Three months ended June 30, 2021
Net sales	$1,519.7	$505.9	$239.9	$151.3	$(22.7)	$2,394.1
Cost of goods sold (exclusive of depreciation)	1,137.8	377.8	181.0	117.7	(22.7)	1,791.6
Gross profit (exclusive of depreciation)	$381.9	$128.1	$58.9	$33.6	$—	$602.5

(1)Other/Eliminations represents the elimination of intersegment transactions as well as unallocated corporate costs consisting of costs specifically related to parent company operations that do not directly benefit segments, either individually or collectively.

Schedule D
Univar Solutions Inc.
Detail of Other operating expenses, net and
Other income, net
(Unaudited)

Other operating expenses, net
	Three months ended June 30,		Six months ended June 30,
(in millions)	2022	2021	2022	2021
Acquisition and integration related expenses	$—	$16.4	$—	$32.8
Stock-based compensation expense	7.8	3.3	21.7	9.2
Other employee severance costs	—	2.0	—	4.9
Multi-employer pension plan exit liability	—	12.8	—	31.2
Gain on sale of property, plant and equipment	(1.3)	(2.0)	(2.2)	(3.1)
Other	(1.2)	(2.6)	1.5	(0.9)
Total other operating expenses, net	$5.3	$29.9	$21.0	$74.1

Other income, net
	Three months ended June 30,		Six months ended June 30,
(in millions)	2022	2021	2022	2021
Foreign currency loss, net	$(4.4)	$(3.5)	$(3.9)	$(5.4)
Undesignated foreign currency derivative instruments	1.0	(0.1)	1.9	(1.8)
Undesignated interest rate and cross currency swap contracts	2.5	(0.3)	6.6	1.0
Non-operating retirement benefits	2.9	4.0	5.5	10.7
Debt refinancing costs	—	(6.9)	—	(6.9)
Fair value adjustment for warrants	—	8.2	—	33.8
Other	0.7	1.9	0.3	0.6
Total other income, net	$2.7	$3.3	$10.4	$32.0

Schedule E
Univar Solutions Inc.
Reconciliation of GAAP Debt to Net Debt
(Unaudited)

	June 30,				March 31,
(in millions)	2022		2021		2022		2021
Total short-term and long-term debt	$2,522.9		$2,344.2		$2,457.3		$2,510.7
Add: Short-term financing	3.3		8.4		10.0		4.5
Less: Cash and cash equivalents	(234.8)		(207.0)		(245.4)		(141.4)
Total net debt	$2,291.4		$2,145.6		$2,221.9		$2,373.8

LTM Adjusted EBITDA(1)(2)	$1,031.9		$678.7		$939.8		$656.4

Leverage ratio (Total net debt/LTM Adjusted EBITDA)	2.2	x	3.2	x	2.4	x	3.6	x

(1)LTM Adjusted EBITDA, as defined by the Company's credit agreements, includes adjustments for acquisitions and divestitures and excludes the impact of synergies not yet realized. For June 30, 2022 and March 31, 2022, LTM Adjusted EBITDA includes five and eight months of Adjusted EBITDA of $3 million and $5 million, respectively, related to the Sweetmix acquisition on December 1, 2021.
(2)Refer to Schedule B for more information on LTM Adjusted EBITDA before the adjustments discussed in the note above.

Schedule F
Univar Solutions Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA Guidance
(Unaudited)

		Year ended December 31, 2021	Guidance
			Q3 2022		Full year 2022
(in millions)	Q2 2022		Low	High	Low	High
Net income(1)	$162.9	$460.6	$118	$144	$531	$597
Depreciation(1)	32.2	150.9	35	33	140	130
Amortization (1)	12.0	52.5	12	11	47	43
Interest expense, net(1)	23.3	97.2	25	23	100	90
Income tax expense(1)	58.6	124.6	43	52	192	215
Other operating expenses, net(1)	5.3	107.5	10	—	40	20
Other income, net(1)	(2.7)	(110.4)	(3)	(3)	(10)	(15)
Gain on sale of business(1)	—	(88.2)	—	—	—	—
Impairment charges(1)	—	3.0	—	—	—	—
Adjusted EBITDA	$291.6	$797.7	$240	$260	$1,040	$1,080

(1)Adjusted EBITDA excludes from forecasted net income the impact of gains and losses of foreign currency and on divestitures, refinancing costs, potential impairments, discrete tax items and other unusual or nonrecurring items that might materially impact GAAP net income. We have not provided a further reconciliation of Adjusted EBITDA to GAAP net income as such reconciliation is not available without unreasonable efforts because the additional components in deriving Adjusted EBITDA are evaluated on an ongoing basis, can be highly variable and cannot reasonably be predicted. In addition, forecasted net income presented within this reconciliation is provided for informational purposes only and should not be viewed as guidance, as reported GAAP net income may differ materially from forecasted net income due to the impact of the items of the type identified above.

Schedule G
Univar Solutions Inc.
Reconciliation of GAAP Cash Flow from Operations to Net Free Cash Flow
(Unaudited)

	Year ended December 31, 2021	Guidance Full Year 2022

(in millions)		Low	High
Net cash provided by operating activities(1)	$290.3	$545	$585
Capital expenditures(1)(2)	(110.9)	(145)	(135)
Net free cash flow	$179.4	$400	$450

Net cash provided (used) by investing activities(1)	$23.6	$(145)	$(135)
Net cash used by financing activities(1)(3)	$(424.6)	$(145)	$(145)

(1)The forecasted net cash provided by operating and investing activities and used by financing activities presented within this reconciliation excludes certain unusual or infrequent items, such as refinancing costs, potential impairments, discrete tax items and other unusual or nonrecurring items, impacting GAAP financial metrics. While the Company expects that these unusual or infrequent items may occur in future periods, it is not possible to estimate the amount or significance of these unusual or infrequent items without unreasonable efforts because these items are evaluated on an ongoing basis, can be highly variable and cannot reasonably be predicted. As such, we have included above the impact of only those items about which we are aware, can be reasonable predicted and are reasonably likely to occur during the guidance period covered. These financial measures are included within this reconciliation for informational purposes only and should not be viewed as guidance, as reported GAAP measures may differ materially from such forecasted amounts due to the impact of the items of the type identified above.
(2)Excludes additions from finance leases.
(3)Excludes potential share repurchases in FY2022.